Exhibit 99.1

FOR IMMEDIATE RELEASE	Essex Contact:	Leonard E. Moodispaw
CEO & President
301.939.7000

Essex Completes Windermere Group Acquisition

COLUMBIA, MD – March 1, 2005 – Essex Corporation (NASDAQ: KEYW) announces that it has completed its acquisition of The Windermere Group, LLC. Windermere (www.windermeregroup.com) was a profitable, privately held company headquartered in Annapolis, Md., with calendar year 2004 revenues of $64 million. Essex paid $69.4 million for all of the outstanding equity of Windermere in an all cash transaction which closed February 28, 2005.

“This transaction is an important step toward Essex’s goal of creating an intelligence technology total solutions capability,” commented Leonard Moodispaw, CEO and President of Essex Corporation. “With the addition of Windermere, Essex now has over 650 employees, including over 400 with the highest level of clearance offered by the United States Government. I believe this makes Essex one of the largest purely intelligence focused companies in the defense and intelligence industry. We offer solutions ranging from architecture and systems to engineering and devices in the intelligence areas of signals, image, information, and cyber warfare. I believe that our broad range of capabilities, technology, and customers helps give us a unique perspective on the needs of the intelligence and defense community. This perspective positions us to partner in the delivery of complete solutions, rather than simply supplying pieces of an increasingly complex information superiority problem set.”

Windermere will operate as a wholly-owned subsidiary of Essex Corporation headed by its founder, Raymond Tate. Windermere completed calendar year 2004 with $64 million in revenues, and over 35% growth from its $47 million in revenues for calendar year 2003. The purchase price of $69.4 million includes repayment of the $25 million bridge loan. In addition, the purchase agreement includes terms for an additional purchase payment based on excess working capital to be paid on or about May 15, 2005, and an additional purchase payment based on profitability at the conclusion of twelve months of operation within Essex Corporation, to be paid on or about May 31, 2006.

“The intelligence community is in urgent need of technology solutions to important challenges,” according to Ray Tate, Founder and CEO of The Windermere Group. “I believe the combined resources and capabilities of Essex and Windermere will create new standards of innovation and responsiveness for our customers and exciting new career opportunities for our employees. My long career in the intelligence community has been dedicated to defining and solving intelligence technology problems. I look forward to working closely with Essex to create a new prime source of solutions for the defense and intelligence community.”

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Essex Completes Windermere Group Acquisition

In conjunction with this acquisition, Essex is revising its 2005 revenue guidance to a range of $155 to $165 million, including 10 months of operating revenue from the Windermere subsidiary. Essex expects the acquisition to be accretive in 2005, after amortization. Additional information on the acquisition will be provided in the 2004 Earnings Conference Call, scheduled for
March 10 at 5 p.m. as previously announced on January 31, 2005.

About Essex: Essex provides advanced signal, image, and information processing solutions primarily for U.S. Government intelligence and defense customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers’ requirements. For more information contact Essex Corporation,
9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at www.essexcorp.com.

This press release may contain “forward-looking statements” within the meaning of the United States Private Securities Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Essex’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

More detailed information about these and other factors is set forth in Essex’s Quarterly Report on Form 10-Q for the fiscal Quarter ended September 26, 2004. Essex is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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